Exhibit 99.1

For Immediate Release

July 17, 2007

Leesport Financial Corp. Announces 24.2% Increase in 2007 Second Quarter Earnings over the Second Quarter of 2006.

Wyomissing, PA: Leesport Financial Corp. (“Company”) (NASDAQ: FLPB) reported net income for the quarter ended June 30, 2007 of $2,502,000, a 24.2% increase over net income of $2,015,000 for the same period in 2006.  Net income for the six months ended June 30, 2007 was $2,903,000, a 32.3% decrease over net income of $4,289,000 for the same period in 2006, which includes the effects of the sale of $64.1 million in lower yielding available for sale securities during the 2007 period as a result of a previously announced balance sheet restructuring.  Total revenue for the quarter ended June 30, 2007 was $22,265,000 as compared to $20,293,000 for the same period in 2006, a 9.7% increase.  Total revenue for the six months ended June 30, 2007 was $41,196,000 as compared to $39,855,000 for the same period in 2006, a 3.4% increase.

Robert D. Davis, President and Chief Executive Officer of Leesport Financial Corp. said, “We are very pleased with the continuing improvement in earnings of the company and look forward to continued growth.  Our second quarter results reflect the strength of our diversified financial services strategy with approximately 40% of our revenue derived from fees, commissions and non-interest income generated from our banking, insurance and wealth management businesses.  We are especially pleased with the growth in our core banking business with commercial loans and total deposits growing on a linked quarter basis at 11.2% and 18.5%, respectively.  Also, on a linked-quarter basis, core deposits grew by 20.2% as a result of our business development initiatives, which included a focus on attracting commercial escrow deposits as well as continued growth in our health savings accounts.  We believe we are poised to drive future earnings in excess of our peer group and further increasing shareholder value.”

Net Interest Income

For the three months ended June 30, 2007, net interest income before the provision for loan losses increased 5.1% to $8,456,000 compared to $8,044,000 for the same period in 2006.  The increase in net interest income for the three months resulted from a 14.0% increase in total interest income to $17,111,000 from $15,012,000 and a 24.2% increase in total interest expense to $8,655,000 from $6,968,000.  For the six months ended June 30, 2007, net interest income before the provision for loan losses increased 3.9% to $16,586,000 compared to $15,958,000 for the same period in 2006.  The increase in net interest income for the six months resulted from a 15.0% increase in total interest income to $33,697,000 from $29,297,000 and a 28.3% increase in total interest expense to $17,111,000 from $13,339,000.

The increase in total interest income resulted from an increase in average earning assets for the three and six months ended June 30, 2007 of $73,533,000 and $75,603,000, respectively, due primarily to strong growth in commercial loans and higher investment security yields over the same period in 2006.

The increase in total interest expense resulted primarily from an increase in average interest-bearing liabilities for the three and six months ended June 30, 2007 of $73,044,000 and $75,695,000, respectively, compared to the same periods in 2006.  The increases are due primarily from an increase in average interest-bearing deposits for the three and six months ended June 30, 2007 of $62,061,000 and $55,043,000, respectively, and from an increase in short term borrowings and securities sold under agreements to repurchase offset by a reduction in long term borrowings for the three and six months ended June 30, 2007 of $10,803,000 and $20,559,000 respectively, and from higher interest rates over the same periods in 2006.

For the three months ended June 30, 2007, the net interest margin on a fully taxable equivalent basis was 3.70% as compared to 3.80% for the same period in 2006.  For the six months ended June 30, 2007, the net interest margin on a fully taxable equivalent basis was 3.66% as compared to 3.82% for the same period in 2006.  The decrease in net interest margin for the comparative three and six month periods ended June 30, 2007 was due mainly to higher cost of time deposits and wholesale funds fueled by increases in short-term interest rates over the same periods in 2006 offset by strong organic commercial loan growth and a disciplined approach to deposit pricing.

Net interest income after the provision for loan losses for the three and six months ended June 30, 2007 was $8,308,000 and $16,288,000, respectively, as compared to $7,819,000 and $15,533,000, respectively, for the same periods in 2006, an increase of 6.3% and 4.9%, respectively.  The provision for loan losses for the three months ended June 30, 2007 was $148,000 compared to $225,000 for the same period in 2006.  The provision for loan losses for the six months ended June 30, 2007 was $298,000 compared to $425,000 for the same period in 2006.  As of June 30, 2007, the allowance for loan losses was $7,492,000 compared to $7,611,000 as of December 31, 2006, an annualized decrease of 3.1%.  The decrease in the provision is due primarily to the result of management’s evaluation and classification of the credit quality of the loan portfolio utilizing a qualitative and quantitative internal loan review process.  Although non-performing loans increased $559,000 in this quarter substandard but currently performing loans decreased by $3.0 million during the same period.  Management has determined that the current allowance for loan losses is adequate.

Non-Interest Income

Total non-interest income for the three months ended June 30, 2007 decreased 2.4% to $5,154,000 compared to $5,281,000 for the same period in 2006.  Total non-interest income for the six months ended June 30, 2007 decreased 29.0% to $7,499,000 compared to $10,558,000 for the same period in 2006.

No securities gains or losses were recorded for the three months ended June 30, 2007 compared to net security gains of $105,000 for the same period in 2006.  Net securities losses were $2,493,000 for the six months ended June 30, 2007 compared to net security gains of $209,000 for the same period in 2006.  The net securities losses for the six months ended June 30, 2007 were primarily due to the sale of $64.1 million in lower-yielding available for sale securities as part of a balance sheet restructuring completed in the first quarter of 2007.

For the three months ended June 30, 2007, revenue from commissions and fees from insurance sales increased 4.2% to $2,981,000 compared to $2,862,000 for the same period in 2006.  For the six months ended June 30, 2007, revenue from commissions and fees from insurance sales increased 3.1% to $5,706,000 compared to $5,535,000 for the same period in 2006.  The increase for the three and six months ended June 30, 2007 is mainly attributed to increased contingency income on insurance products offered through Essick & Barr, LLC, a wholly owned subsidiary of the Company.

For the three months ended June 30, 2007, revenue from mortgage banking activity decreased to $539,000 from $847,000, or 36.4%, for the same period in 2006.  For the six months ended June 30, 2007, revenue from mortgage banking activity decreased to $1,092,000 from $1,902,000, or 42.6%, for the same period in 2006.  The decrease was primarily due to declining volume of loans sold into the secondary mortgage market.  The Company operates its mortgage banking activities through Philadelphia Financial Mortgage, a division of Leesport Bank.  Philadelphia Financial Mortgage does not underwrite any sub-prime loans.

For the three months ended June 30, 2007, revenue from brokerage and investment advisory commissions and fee activity increased to $236,000 from $185,000, or 27.6%, for the same period in 2006.  For the six months ended June 30, 2007, revenue from brokerage and investment advisory commissions and fee activity increased to $462,000 from $377,000, or 22.5%, for the same period in 2006.  The increase is due primarily to an increase in investment advisory service activity offered through Madison Financial Advisors, LLC, a wholly owned subsidiary of the Company.

For the three months ended June 30, 2007, service charges on deposits increased to $683,000 from $651,000, or 4.9%, for the same period in 2006.  For the six months ended June 30, 2007, service charges on deposits decreased to $1,329,000 from $1,341,000, or 0.9%, for the same period in 2006.  The increase for the three month period is due primarily to an increase in commercial account analysis fees.

For the three months ended June 30, 2007, earnings on investment in life insurance increased to $191,000 from $129,000, or 48.1%, for the same period in 2006.  For the six months ended June 30, 2007, earnings on investment in life insurance increased to $390,000 from $256,000, or 52.3%, for the same period in 2006.  The increase is due primarily to the purchase of $5 million of additional bank owned life insurance (“BOLI”) in the third quarter of 2006.

For the three months ended June 30, 2007, other income including gain on sale of loans increased to $524,000 from $502,000, or 4.4%, for the same period in 2006.  For the six months ended June 30, 2007, other income including gain on sale of loans increased to $1,013,000 from $938,000, or 8.0%, for the same period in 2006.  The increases for the three and six months are due primarily to gains recognized on the sale of SBA loans.

Non-Interest Expense

Total non-interest expense for the three months ended June 30, 2007 decreased 2.6% to $10,206,000 compared to $10,477,000 for the same period in 2006.  Total non-interest expense for the six months ended June 30, 2007 decreased 0.5% to $20,404,000 compared to $20,512,000 for the same period in 2006.

Salaries and benefits were $5,422,000 for the three months ended June 30, 2007, a decrease of 6.9% compared to $5,823,000 for the same period in 2006.  Salaries and benefits were $11,029,000 for the six months ended June 30, 2007, a decrease of 3.3% compared to $11,402,000 for the same period in 2006.  Included in salaries and benefits for the three months ended June 30, 2007 and June 30, 2006 were stock-based compensation costs of $32,000 and $48,000, respectively.  Included in salaries and benefits for the six months ended June 30, 2007 and June 30, 2006 were stock-based compensation costs of $121,000 and $85,000, respectively.  The overall decrease in salaries and benefits for the comparative periods is primarily attributed to the corporate-wide organizational restructuring completed in the second quarter of 2006.

For the three months ended June 30, 2007, occupancy expense and furniture and equipment expense decreased to $1,696,000 from $1,767,000, or 4.0%, for the same period in 2006.  For the six months ended June 30, 2007, occupancy expense and furniture and equipment expense decreased to $3,438,000 from $3,633,000, or 5.4%, for the same period in 2006.  The decrease for the comparative periods is due primarily to a reduction in building lease expense and equipment depreciation expense.

For the three months ended June 30, 2007, professional services expense and outside processing expense increased to $1,236,000 from $1,089,000, or 13.5%, for the same period in 2006.  For the six months ended June 30, 2007, professional services expense and outside processing expense increased to $2,359,000 from $2,048,000, or 15.2%, for the same period in 2006.  The increase for the comparative periods is due primarily to an increase in general Company business initiatives and computer, network and internet banking expenses.

Income Tax Expense

Income tax expense for the three months ended June 30, 2007 was $754,000, a 24.0% increase as compared to income tax expense of $608,000 for the three months ended June 30, 2006.  Income tax expense for the six months ended June 30, 2007 was $480,000, a 62.8% decrease as compared to income tax expense of $1,290,000 for the six months ended June 30, 2006.  The effective income tax rate for the three months ended June 30, 2007 and 2006 was 23.2% and 23.2%, respectively.  The effective income tax rate for the six months ended June 30, 2007 and 2006 was 14.2% and 23.1%, respectively.  The decrease in the effective income tax rate for the six month period is due primarily to tax exempt income increasing while income before income taxes decreased.

Earnings Per Share

Diluted earnings per share for the three months ended June 30, 2007 were $0.44 on average shares outstanding of 5,712,368, a 25.7% increase as compared to diluted earnings per share of $0.36 on average shares outstanding of 5,657,354 for the three months ended June 30, 2006.  Diluted earnings per share for the six months ended June 30, 2007, which includes the effects of the balance sheet restructuring during the first quarter of 2007, were $0.51 on average shares outstanding of 5,711,683, a 32.0% decrease as compared to diluted earnings per share of $0.76 on average shares outstanding of 5,660,876 for the six months ended June 30, 2006.  Share amounts and per share amounts reflect a 5% stock dividend distributed to shareholders on June 15, 2007.

Assets, Liabilities and Equity

Total assets as of June 30, 2007 were $1,068,959,000, an annualized increase of 5.2% compared to December 31, 2006.  Total loans as of June 30, 2007 increased $18,960,000 to $783,743,000, and total deposits increased $65,461,000 to $768,300,000, respectively, compared to December 31, 2006.  Total loan and total deposit balances had annualized increases of 5.0% and 18.6%, respectively.  Commercial loan balances as of June 30, 2007 had an annualized increase of 8.1% compared to December 31, 2006.  Total borrowings as of June 30, 2007 were $186,301,000, an annualized decrease of 24.9% as compared to December 31, 2006.

Shareholders’ equity increased as of June 30, 2007 to $102,937,000 from $102,130,000 at December 31, 2006, an annualized increase of 1.6%.  Included in shareholders’ equity is an unrealized loss position on available for sale securities, net of taxes, at June 30, 2007 of

$2,884,000 compared to an unrealized loss position on available for sale securities, net of taxes, of $2,526,000 at December 31, 2006.  Included in shareholders’ equity for the six months ended June 30, 2007 was a reduction to shareholders’ equity of $409,000, net of tax, as a result of the Company’s election to early adopt Statement of Financial Accounting Standards (“SFAS”) No. 159 and No. 157 in the first quarter of 2007.  As a result of the initial fair value measurement option for junior subordinated debt under SFAS No. 159, effective January 1, 2007, the fair value adjustment of junior subordinated debt, including all unamortized debt issuance costs and prepayment fees, was recorded as a reduction in retained earnings of approximately $409,000, net of tax.

Leesport Financial Corp. will be hosting a quarterly shareholder and investor conference call on Thursday, July 18, 2007 at 8:30 a.m. ET.  Interested parties can join the conference and have the ability to ask questions by calling 800-500-0177.  The conference call will be available through a webcast at:

http://investor.shareholder.com/media/eventdetail.cfm?mediaid=26564&c=FLPB&mediakey=C370B2E4D8E9B5C18C914A9F9ABA2AEC&e=0

Leesport Financial Corp. is a diversified financial services company headquartered in Wyomissing, PA, offering banking, insurance (Insurance products offered through Essick & Barr, LLC), investments (Securities offered through UVEST Financial Services, a registered independent broker/dealer, Member NASD/SIPC), wealth management, equipment leasing, and title insurance services throughout Southeastern Pennsylvania.

LEESPORT FINANCIAL CORP.

CONSOLIDATED SELECTED FINANCIAL DATA

(Dollar amounts in thousands, except per share data)

	Quarter Ended Balances
	June 30,	December 31,
	2007	2006
	(unaudited)
Assets
Investment securities and interest bearing cash	$175,269	$168,048
Mortgage loans held for sale	5,956	5,582
Loans:
Commercial loans	615,859	592,026
Consumer loans	127,124	132,685
Mortgage loans	40,760	40,072
Total loans	$783,743	$764,783

Earning assets	$964,968	$938,413
Total assets	1,068,959	1,041,632

Liabilities and shareholders’ equity
Deposits:
Non-interest bearing deposits	110,525	108,549
NOW, money market and savings	318,126	290,857
Time deposits	339,649	303,433
Total deposits	$768,300	$702,839

Federal funds purchased	$50,973	$82,105
Securities sold under agreements to repurchase	99,469	90,987

Long-term debt	15,500	19,500
Junior subordinated debt	20,359	20,150
Shareholders’ equity	$102,937	$102,130

Actual shares outstanding	5,686,430	5,655,673	*
Book value per share	$18.10	$18.06	*

	Asset Quality Data
	For the Period Ended
	Three Months	Twelve Months
	June 30,	December 31,
	2007	2006
	(unaudited)
Non-accrual loans	$5,277	$3,989
Loans past due 90 days or more	1,223	93
Renegotiated troubled debt	316	319
Total non-performing loans	6,816	4,401
Other real estate owned	590	858
Total non-performing assets	$7,406	$5,259

Loans outstanding at end of period	$783,743	$764,783
Allowance for loan losses	7,492	7,611

Net charge-offs to average loans (annualized)	0.12%	0.15%

Allowance for loan losses as a percent of total loans	0.96%	1.00%

Allowance for loan losses as percent of total non-performing loans	109.92%	172.94%

*                 References to share amounts and per-share amounts reflect the 5% stock dividend distributed to shareholders on June 15, 2007.

LEESPORT FINANCIAL CORP.

CONSOLIDATED SELECTED FINANCIAL DATA

(Dollar amounts in thousands)

	Average Balances For the Three Months Ended		Average Balances For the Six Months Ended
	(unaudited)		(unaudited)
	June 30,	June 30,	June 30,	June 30,
	2007	2006	2007	2006
Assets
Investment securities and interest bearing cash	$169,386	$184,879	$168,158	$184,765
Mortgage loans held for sale	4,685	10,849	4,498	11,760
Loans:
Commercial loans	607,783	508,044	601,678	499,516
Consumer loans	128,174	133,541	130,342	134,206
Mortgage loans	39,538	38,478	39,754	38,280
Other	—	242	—	300
Total loans	$775,495	$680,305	$771,774	$672,302

Earning assets	$949,566	$876,033	$944,430	$868,827
Goodwill and intangible assets	43,485	43,734	43,564	43,831
Total assets	1,052,457	979,079	1,048,937	971,694

Liabilities and shareholders’ equity
Deposits:
Non-interest bearing deposits	108,296	115,957	105,932	113,881
NOW, money market and savings	304,741	286,779	301,180	289,623
Time deposits	331,678	287,579	323,499	280,013
Total deposits	$744,715	$690,315	$730,611	$683,517

Short term borrowings	$62,312	$57,705	$71,316	$55,871
Securities sold under agreements to repurchase	95,190	65,494	93,250	64,641

Long-term debt	16,335	39,835	17,262	40,757
Junior subordinated debt	20,330	20,150	20,243	20,150
Shareholders’ equity	$104,144	$96,235	$103,672	$96,025

LEESPORT FINANCIAL CORP.

CONSOLIDATED SELECTED FINANCIAL DATA

(Dollar amounts in thousands, except per share data)

	For the Three Months Ended (unaudited)			For the Six Months Ended (unaudited)
	June 30,	June 30,		June 30,	June 30,
	2007	2006		2007	2006
Interest income	$17,111	$15,012		$33,697	$29,297
Interest expense	8,655	6,968		17,111	13,339
Net interest income	8,456	8,044		16,586	15,958
Provision for loan losses	148	225		298	425
Net Interest Income after provision for loan losses	8,308	7,819		16,288	15,533

Securities gains (losses), net	—	105		(2,493)	209
Commissions and fees from insurance sales	2,981	2,862		5,706	5,535
Mortgage banking activities	539	847		1,092	1,902
Brokerage and investment advisory commissions and fees	236	185		462	377
Service charges on deposits	683	651		1,329	1,341
Earnings on investment in life insurance	191	129		390	256
Other income	524	502		1,013	938
Total non-interest income	5,154	5,281		7,499	10,558

Salaries and employee benefits	5,422	5,823		11,029	11,402
Occupancy expense	1,046	1,088		2,147	2,293
Furniture and equipment expense	650	679		1,291	1,340
Other operating expense	3,088	2,887		5,937	5,477
Total non-interest expense	10,206	10,477		20,404	20,512
Income before income taxes	3,256	2,623		3,383	5,579
Income taxes	754	608		480	1,290
Net income	$2,502	$2,015		$2,903	$4,289

Per Share Data:
Basic average shares outstanding	5,685,566	5,597,706	*	5,680,091	5,598,206	*
Diluted average shares outstanding	5,712,368	5,657,354	*	5,711,683	5,660,876	*
Basic earnings per share	$0.44	$0.36	*	$0.51	$0.77	*
Diluted earnings per share	0.44	0.36	*	0.51	0.76	*
Cash dividends per share	0.19	0.17	*	0.37	0.33	*

Profitability Ratios:
Return on average assets	0.95%	0.83%		0.56%	0.89%
Return on average shareholders’ equity	9.64%	8.40%		5.65%	9.01%
Return on average tangible equity (equity less goodwill and intangible assets)	16.54%	15.39%		9.74%	16.57%
Net interest margin (fully taxable equivalent)	3.70%	3.80%		3.66%	3.82%
Effective tax rate	23.16%	23.18%		14.19%	23.12%

*                 References to share amounts and per-share amounts reflect the 5% stock dividend distributed to shareholders on June 15, 2006.

LEESPORT FINANCIAL CORP.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(Dollar amounts in thousands, except share data)

	June 30,	June 30,
	2007	2006
Assets
Cash and due from banks	$22,664	$21,052
Interest-bearing deposits in banks	780	666
Total cash and cash equivalents	23,444	21,718

Mortgage loans held for sale	5,956	12,712
Securities available for sale	171,392	178,148
Securities held to maturity	3,097	4,159
Loans, net of allowance for loan losses 6/2007 - $7,492; 6/2006 - $7,301	776,251	690,337
Premises and equipment, net	6,666	7,510
Identifiable intangible assets	4,199	4,830
Goodwill	39,189	38,805
Bank owned life insurance	17,516	11,927
Other assets	21,249	22,817
Total assets	$1,068,959	$992,963

Liabilities And Shareholders’ Equity
Liabilities
Deposits:
Non-interest bearing	$110,525	$115,992
Interest bearing	657,775	577,069
Total deposits	768,300	693,061
Securities sold under agreements to repurchase	99,469	72,912
Federal funds purchased	50,973	59,761
Long-term debt	15,500	39,000
Junior subordinated debt	20,359	20,150
Other liabilities	11,421	12,685
Total liabilities	966,022	897,569

Shareholders’ Equity
Common stock, $5.00 par value ;
Authorized 20,000,000 shares; 5,741,283 shares issued at June 30, 2007 and 5,396,974 shares issued at June 30, 2006	28,706	26,985
Surplus	63,726	57,730
Retained earnings	14,736	17,476
Accumulated other comprehensive loss	(2,884)	(5,105)
Treasury stock; 54,853 shares at June 30, 2007 and 70,213 shares at June 30, 2006, at cost	(1,347)	(1,692)
Total shareholders’ equity	102,937	95,394
Total liabilities and shareholders’ equity	$1,068,959	$992,963

SELECTED HIGHLIGHTS

Cash Dividends Declared

2nd Qtr. 2006	$0.17	*
3rd Qtr. 2006	$0.18	*
4th Qtr. 2006	$0.18	*
1st Qtr. 2007	$0.18	*
2nd Qtr. 2007	$0.19

Common Stock (FLPB)

Quarterly Closing Price

06/30/2006	$21.90	*
09/30/2006	$21.70	*
12/31/2006	$22.77	*
03/31/2007	$20.59	*
06/30/2007	$19.92

*                 References to share amounts and per-share amounts reflect the 5% stock dividend distributed to shareholders on June 15, 2006.

LEESPORT FINANCIAL CORP.

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

(Dollar amounts in thousands, except share data)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2007	2006		2007	2006
Interest Income
Interest and fees on loans	$14,829	$12,785		$29,323	$24,901
Interest on securities:
Taxable	1,983	1,848		3,704	3,661
Tax-exempt	135	214		270	417
Dividend income	155	162		382	311
Other interest income	9	3		18	7
Total interest income	17,111	15,012		33,697	29,297

Interest Expense
Interest on deposits	6,211	4,790		12,010	9,218
Interest on short-term borrowings	837	743		1,914	1,367
Interest on securities sold under agreements to repurchase	998	634		1,939	1,187
Interest on long-term debt	143	347		299	701
Interest on junior subordinated debt	466	454		949	866
Total interest expense	8,655	6,968		17,111	13,339

Net interest income	8,456	8,044		16,586	15,958
Provision for loan losses	148	225		298	425
Net interest income after provision for loan losses	8,308	7,819		16,288	15,533

Other income:
Customer service fees	683	651		1,329	1,341
Mortgage banking activities, net	539	847		1,092	1,902
Commissions and fees from insurance sales	2,981	2,862		5,706	5,535
Broker and investment advisory commissions and fees	236	185		462	377
Earnings on investment in life insurance	191	129		390	256
Gain on sale of loans	81	—		91	8
Gain (loss) on sales of securities	—	105		(2,493)	209
Other income	443	502		922	930
Total other income	5,154	5,281		7,499	10,558

Other expense:
Salaries and employee benefits	5,422	5,823		11,029	11,402
Occupancy expense	1,046	1,088		2,147	2,293
Furniture and equipment expense	650	679		1,291	1,340
Marketing and advertising expense	466	427		773	721
Identifiable intangible amortization	158	160		315	320
Professional services	409	341		753	568
Outside processing expense	827	748		1,606	1,480
Insurance expense	162	142		316	251
Other expense	1,066	1,069		2,174	2,137
Total other expense	10,206	10,477		20,404	20,512

Income before income taxes	3,256	2,623		3,383	5,579
Income taxes	754	608		480	1,290
Net income	$2,502	$2,015		$2,903	$4,289

Per Share Data
Average shares outstanding	5,685,566	5,597,706	*	5,680,091	5,598,206	*
Basic earnings per share	$0.44	$0.36	*	$0.51	$0.77	*
Average shares outstanding for diluted earnings per share	5,712,368	5,657,354	*	5,711,683	5,660,876	*
Diluted earnings per share	$0.44	$0.36	*	$0.51	$0.76	*
Cash dividends declared per share	$0.19	$0.17	*	$0.37	$0.33	*

*                 References to share amounts and per-share amounts reflect the 5% stock dividend distributed to shareholders on June 15, 2007.

Leesport Financial Corp.

Leesport Bank

•                  Madison Bank

•                  Philadelphia Financial Mortgage

•                  Madison Equipment Leasing

Essick & Barr LLC

•                  Essick & Barr Insurance

•                  The Boothby Group

•                  Madison Insurance Consultants

Madison Financial Advisors LLC

Leesport Realty Solutions LLC

Leesport Mortgage LLC

For additional
information, contact:

Edward C. Barrett

Chief Financial Officer

610.478.9922 x251

ebarrett@leesportfc.com

www.leesportfc.com

NASDAQ: FLPB

This release may contain forward-looking statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, estimates, and intentions that are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond the Company’s control. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.